EMPLOYMENT AGREEMENT
                              --------------------


     Worldwide Medical Corporation, a Delaware Corporation, located at 13 Spectrum Pointe Drive, Lake Forest, CA 92630, hereinafter referred to as "Employer", and Kevin J. Gadawski (home address of __________________________, ________), hereinafter referred to as "Employee", in consideration of the mutual promises made herein, agree as follows:

                         ARTICLE 1.  TERM OF EMPLOYMENT
                         ------------------------------

     SECTION  1. 01.     SPECIFIED PERIOD.  Employer hereby employs Employee and
Employee hereby accepts employment with Employer for a period of three (3) years beginning on October 1, 2002, and terminating on October 1, 2005.

     SECTION 1. 02. AUTOMATIC RENEWAL. This agreement shall be renewed automatically for succeeding terms of three (3) years each, unless either party gives notice to the other at least ninety (90) days prior to the expiration of any term of his or its intention not to renew. These dates shall be calendared.

     SECTION 1. 03. "EMPLOYMENT TERM" DEFINED. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Employee.

     SECTION  1.  04.     ANNUAL  REVIEW.  The compensation committee will grant
Employee  an  annual  review.

                 ARTICLE 2.  DUTIES AND OBLIGATIONS OF EMPLOYEE
                 ----------------------------------------------

     SECTION 2. 01. GENERAL DUTIES. Employee shall serve as the both the Chief Operating Officer and Chief Financial Officer of Worldwide Medical Corporation. In that capacity, Employee shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of Employer, including the hiring and firing of all employees other than the officers of Employer, subject at all times to the policies set by Employer's Board of Directors, and to the consent of the Board when required by the terms of this contract.

     SECTION  2.  02.     MATTERS  REQUIRING  CONSENT  OF  BOARD  OF  DIRECTORS.
Employee shall not, without specific approval of Employer's Board of Directors, do or contract to do any of the following:

(1) Purchase capital equipment for amounts in excess of the amounts budgeted for expenditure by the Board of Directors;
(2) Terminate the services of any other officer of Employer or hire any replacement of any officer whose services have been terminated; or
(3)     Commit  Employer  to  the  expenditure  of  more  than  $50,000.
                                                                 ------

     SECTION  2.  03.     DEVOTION  TO  EMPLOYER'S  BUSINESS.

     (a) Employee shall devote his entire Productive time, ability, and attention to the business of Employer during the term of this contract.

     (b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this agreement if those activities do not materially interfere with the services required under this agreement and shall not require the prior written consent of Employer's Board of Directors.

     (c) This agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not interfere or conflict with the services required under this agreement. However, as more specifically set forth in Section 2. 04, herein, Employee shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Employer.

     SECTION  2.  04.     COMPETITIVE  ACTIVITIES.  During  the  term  of  this
contract,  and  for  a  period  of  twelve months after termination (whether the
Employee is terminated with or without cause and whether the Employee is terminated by the Company or the Employee quits), Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer. Employee further acknowledges that this non-compete provision itself survives the termination of the employment agreement.

     SECTION 2. 05. UNIQUENESS OF EMPLOYEE'S SERVICES. Employee hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that Employer, in addition to any other rights or remedies that Employer may posses, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Employee.

     SECTION 2. 06. EMPLOYEE INDEMNIFICATION FOR NEGLIGENCE OR MISCONDUCT. Employee shall indemnify and hold Employer harmless from all liability for loss, damage, or injury to persons or property resulting from the negligence or misconduct of Employee.

     SECTION  2.  07.     TRADE  SECRETS.

     (a) The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operation and processes of Employer, including without limitation, financial, personnel, sales, and other information that is owned by Employer's business, and that such information constitutes Employer's trade secrets.

     (b) Employee specifically agrees that he shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly to any other person or use them in anyway, either during the term of this agreement or at any other time thereafter, except as is required in the course of his employment hereunder.

     (c) Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during the course of his employment under this agreement, including information concerning Employer's current or any future and proposed work, services, or products, the facts that any such work production, as well as any descriptions thereof, constitute engage in any unfair competition with Employer, either during the term of this agreement or at any other time thereafter.

     (d) Employee further agrees that all files, records, documents, drawing, specifications, equipment, and similar items relating to Employer's business, whether prepared by Employee or others, are and shall remain exclusively the property of Employer and that they shall be removed from the premises of Employer only with the express prior written consent of Employer's Board of Directors. Employee shall not solicit or hire any client(s) or employee(s) of Employer for twelve (12) months following termination of employment. Confidential Information does not include: (1) information that was in the public domain at the time of disclosure; or (2) information that subsequently becomes part of public knowledge or literature through a deliberate act of Employer or Employee as of the date of its becoming public.

                       ARTICLE 3.  OBLIGATIONS OF EMPLOYER
                       -----------------------------------

     SECTION  3.  01.     GENERAL  DESCRIPTION.  Employer shall provide Employee
with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this agreement.

     SECTION 3. 02. OFFICE AND STAFF. Employer shall provide Employee with an office, secretarial service, office equipment, supplies, and other facilities and services, suitable to Employee's position and adequate for the performance of his duties.

                      ARTICLE 4.  COMPENSATION OF EMPLOYEE
                      ------------------------------------

     SECTION  4.  01.     ANNUAL  SALARY.

     (a) As compensation for the services to be rendered hereunder, Employee shall receive an annual salary at the rate of $150,000.00 PER ANNUM, payable not
                                              ---------------------
less than twice each month (or otherwise as agreed by the parties) during the employment term.

     (b) Employee shall receive such annual increases in salary as may be determined by Employer's Board of Directors in its sole discretion on the anniversary of this agreement.

     SECTION 4. 02. TAX WITHHOLDING. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

                         ARTICLE 5.  EMPLOYEE INCENTIVES
                         -------------------------------

     SECTION 5. 01. ANNUAL PROFIT SHARING. Employee will be eligible to participate in the Employer's Annual Profit Sharing program as approved by the Company's Board of Directors in amounts equal to other officers of the Company. The bonus criteria will be established by management and the Compensation
Committee  prior  to  the  start  of  the  2003  Fiscal  Year.

     SECTION  5.  02.     ANNUAL  STOCK OPTIONS.  Employee will be granted stock
options  in  the  amount  and  vesting  schedule  detailed  below:

     - 150,000 options to purchase Worldwide Medical Corporation Common Stock with a strike price of $0.40, vested monthly (evenly) over one (1) year.

In the event that the Company is acquired, there is a change in control, or similar event, all options become immediately vested. Employee will be eligible to participate in such other annual stock option grants as awarded other Officers and Directors of the Company.

     SECTION 5. 03. SIGN ON BONUS. In consideration of this agreement, and as inducement for Employee to so execute this agreement, Employee will be issued 100,000 shares of Worldwide Medical Corporation restricted Common Stock as soon as practical after this agreement is executed.

                          ARTICLE 6.  EMPLOYEE BENEFITS
                          -----------------------------

     SECTION  6. 01.     ANNUAL VACATION.  Employee shall be entitled to fifteen
(15) days vacation time each year, based on the Employer's fiscal year, without loss of compensation. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any year, he may accrue that time and add it to vacation time for any following year, up to a maximum of twenty (20) vacation days.

     SECTION 6. 02     ILLNESS.  Employee shall be entitled to five (5) days per
year as sick leave with full pay. There shall be no accrual of unused sick leave.

     SECTION 6. 03. MEDICAL COVERAGE. Employer agrees to provide Employee & Family coverage for medical, major medical, hospital, dental, eye care insurance and life insurance (in the amount of $500,000) with beneficiary to be designated by Employee. The cost of such coverage will be the responsibility of Employer. The company will use its best efforts provide a disability insurance policy in the name of the Employee, to provide benefits to compensate Employee for termination under section 8.02b.

                          ARTICLE 7.  BUSINESS EXPENSES
                          -----------------------------

     SECTION  7.  01.     REIMBURSEMENT  OF  OTHER  BUSINESS  EXPENSES.

     (a) Employer shall promptly reimburse Employee for all other reasonable business expenses incurred by Employee in connection with the business of Employer.

     (b) Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Employer.

     (c) Each such expenditure shall be reimbursable only if Employee furnishes to Employer adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

                      ARTICLE 8.  TERMINATION OF EMPLOYMENT
                      -------------------------------------

     SECTION 8. 01. TERMINATION UPON DEATH. Employee's employment hereunder shall terminate upon his death, in which event the Employer shall pay to such person as the Employee shall have designated in a written notice filed with the Employer, or if no such person shall have been designated to his estate, all salary, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses through the date of termination.

     SECTION 8. 02. TERMINATION UPON DISABILITY. If, as a result of a permanent mental or physical disability, Employee shall have been absent from his duties hereunder on a full-time basis for three (3) consecutive months, ("Disability") and, within thirty (30) days after the Employer notifies Employee in writing that it intends to replace him, (which notice can be given at the end of the second month during such three-month period), Employee shall not have returned to the performance of his duties on a full-time basis, the Employer shall be entitled to terminate Employee's employment. In addition, Employee shall, upon his Disability, have the right to terminate his employment with Employer. If such employment is terminated (whether by the Employer or Employee) as a result of Employee's Disability, then Employer shall pay to Employee all salary, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses, through the date of termination.

     SECTION  8.  03.     TERMINATION  FOR  CAUSE.  The Employer shall be
entitled to terminate Employee's employment for Cause, in which event Employee shall be entitled to all salary, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses, through the date of termination. For purposes of this agreement, "Cause" shall mean (i) the conviction of Employee of a felony which can reasonably be expected to have a material adverse impact on the Employer's business or reputation, (ii) the commission by Employee of an act of fraud or embezzlement involving assets of the Employer or its customers, suppliers or affiliates, (iii) the commission by Employee of an act of moral turpitude as determined by the Employer's Board of Directors, (iv) a willful breach or habitual neglect of Employee's duties which he is required to perform under the terms of his employment, or (v) failure to timely produce any and all documentation, including financial statements and supporting documentation, to the Board of Directors or any committee appointed by the Board of Directors, upon request therefrom. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a notice of termination which specifies the grounds for termination and a statement of supporting facts. If such employment is terminated for Cause, then Employer shall pay to Employee all salary, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses, through the date of termination.

     SECTION 8. 04. TERMINATION OTHER THAN FOR CAUSE. Employee shall be entitled to terminate Employee's employment at any time and the Employer shall be entitled to terminate Employee's employment at any time (a termination for "Good Reason"). If such employment is terminated by Employer for Good Reason after the second year of employment (including upon the voluntary or involuntary dissolution of Employer as a result of a merger or consolidation in which Employer is not the surviving corporation, or a transfer of all or substantially all of the assets of Employer (a "Merger")), then Employer (or its successor in the event of a Merger) shall pay to Employee all amounts due as reimbursement of business expenses through the date of termination, plus all salary and amounts due under benefit plans and profit sharing plans for a period of six (6) months following the termination date. If such employment is terminated by Employer for Good Reason during the first or second year of employment (including as a result of a Merger), then Employer (or its successor in the event of a Merger) shall pay to Employee all amounts due as reimbursement of business expenses through the date of termination, plus all salary and amounts due under benefit plans and profit sharing plans for a period of three (3) months following the termination date. If such employment is terminated by Employee for Good Reason, then Employer (or its successor in the event of a Merger) shall pay to Employee all amounts due as reimbursement of business expenses through the date of termination.

                         ARTICLE 9.  GENERAL PROVISIONS
                         ------------------------------

     SECTION 9. 01. NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by email, mail, registered or certified, postage prepaid with return receipt requested. Mailed notice shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of seven (7) days after the date of mailing.

     SECTION  9.  02.     ARBITRATION.

     (a) Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this agreement shall on written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

     (b) Employer and Employee shall each appoint one person to hear and determine the dispute. If the two (2) persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

     (c) The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

     SECTION 9. 03. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

     SECTION 9. 04. ENTIRE AGREEMENT. This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

     SECTION  9. 05.     MODIFICATIONS.  Any modification of this agreement will
be  effective  only  if  it is in writing and signed by the party to be charged.

SECTION 9. 06. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     SECTION  9.  07.     PARTIAL  INVALIDITY.  If any provision in this
agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

SECTION 9. 08.     LAW GOVERNING AGREEMENT.  This agreement shall be governed by and  construed  in  accordance  with  the  laws  of  the  State  of  California.

     SECTION  9.  09.     UNDERSTANDING  AGREEMENT.  Employee has read and fully
understands the points listed above and has agreed to adhere to all sections as presented.

     Executed  on  September 16,  2002,  at Lake Forest, California.


                              Worldwide  Medical  Corporation,
                              A  Delaware  Corporation


                              By:  /s/ Daniel G. McGuire
                                   ______________________
                              Its: President
                                   ______________________
                                        "Employer"



                                   /s/ Kevin J. Gadawski
                                   ______________________
                                        "Employee"